UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 9, 2006

PMA Capital Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-22761	22-2217932
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 665-5046

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed in PMA Capital Corporation’s Proxy Statement distributed in connection with the 2006 Annual Meeting of Shareholders, on March 9, 2006, the Nominating and Corporate Governance Committee unanimously recommended that Joseph H. Foster, who previously served as a member of the class of directors with terms expiring at the 2006 Annual Meeting, be elected by the Board on May 9, 2006, to fill the vacancy in the class of directors with terms expiring at the 2007 Annual Meeting of Shareholders.

Accordingly, on May 9, 2006, the Board of Directors elected Mr. Foster to the class of directors whose terms expire at the 2007 Annual Meeting of Shareholders. Mr. Foster was also elected to serve as a non-voting member of the Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PMA Capital Corporation

May 11, 2006	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer